UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 26, 2003


                           IMMTECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                     8733                   39-1523370
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      (State or Other       (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
      Incorporation)


150 Fairway Drive, Suite 150, Vernon Hills, Illinois                60061
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     (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:         (847) 573-0033
                                                    ----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.     Other Events.

            Grant to Further Fund Human Trials of DB289

            Immtech International, Inc. has received a $1,025,201 initial payment of a $2,466,475 million research subcontract from the University of North Carolina at Chapel Hill ("UNC-CH") to be used to accelerate the development of the drug candidate DB289 for the treatment of African sleeping sickness (Trypanosomiasis). The grant funds will be used to (i) expand on-going Phase IIb/III clinical trials of DB289 for treatment of African sleeping sickness by adding additional clinical sites and increasing patient enrollment in several sub-Sahara African nations, (ii) implement an improved method of synthesizing DB289 to reduce drug manufacturing costs and (iii) improve DB289's formulation to facilitate increased drug delivery concentration into blood circulation.

            African sleeping sickness is endemic to sub-Sahara Africa, affects approximately 750,000 people annually and is fatal if not treated. Existing approved drugs commonly used to treat African sleeping sickness are administered by injection and are often toxic to the patient. DB289 is the first oral drug candidate that has been clinically demonstrated to be effective and nontoxic to patients. In the Phase IIa human trials, DB289 was proven to be safe and effective, with a cure rate of approximately 95% in the patients treated for stage one disease.

            The Bill and Melinda Gates Foundation granted $2,713,124 to UNC-CH to fund this research subcontract. This grant is in addition to a previous $15.1 million commitment by The Gates Foundation to UNC-CH to develop a next generation drug for treatment of Trypanosomiasis and Leishmaniasis (a parasite that infects humans and can cause severe liver disease). Pursuant to a prior research subcontract with UNC-CH, Immtech is to receive $9.8 million of the $15.1 million ($7.7 million of which has thus far been paid to Immtech) to finance the on-going DB289 clinical trials for treatment of African sleeping sickness. Immtech owns the exclusive, worldwide right to commercialize, and is responsible for the clinical development of, DB289.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                IMMTECH INTERNATIONAL, INC.


Dated:      June 26, 2003
                                By: /s/ T. Stephen Thompson
                                   --------------------------------------------
                                   Name: T. Stephen Thompson
                                   Title: Chief Executive Officer and President